T. ROWE PRICE INTERNATIONAL BOND FUND
ANNUAL MEETING
RESULTS
The T. Rowe Price International Bond
Fund held an annual
meeting on October 25, 2000,
to approve a new investment management
agreement, to elect
directors, and to ratify the
Board of Directors' selection of
PriceWaterhouseCoopers LLP
as the fund's independent
accountants.
The results of voting were as follows
 (by number of
shares):
For approval of a new investment management
agreement:
Anthony W. Deering
Affirmative:
67,091,289.953
Against:
  1,048,397.610
Affirmative:
66,387,914.415
Against:
 674,790.090
Total:
68,139,687.563
Abstain:
  1,076,983.058
Donald W. Dick, Jr.
Total:
68,139,687.563
Affirmative:
67,095,701.999
Against:
  1,043,985.564
For nominees to the Board of Directors
 of the
International Bond Fund:
Total:
68,139,687.563
M. David Testa
Paul M. Wythes
Affirmative:
67,120,124.722
Affirmative:
67,063,375.804
Withhold:
  1,019,562.841
Against:
  1,076,311.759
Total:
68,139,687.563
Total:
68,139,687.563
Martin G. Wade
To ratify the appointment of
PriceWaterhouseCoopers LLP as
independent accountants:
Affirmative:
67,103,020.193
Withhold:
 1,036,667.370
Affirmative:
66,714,232.564
Total:
68,139,687.563
Against:
     537,250.739
Abstain:
     888,204.260
Total:
68,139.687.563